Exhibit 10.1

OPNET TECHNOLOGIES, INC.

Restricted Stock Agreement

Granted Under 2010 Stock Incentive Plan

This Restricted Stock Agreement (the “Agreement”) is made on [MONTH DAY, YEAR] (the “Grant Date”), between OPNET Technologies, Inc., a Delaware corporation (the “Company”), and [NAME] (the “Participant”).

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. Issuance of Shares

The Company shall issue to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company’s 2010 Stock Incentive Plan (the “Plan”), [NUMBER] shares (the “Shares”) of common stock, $0.001 par value, of the Company (“Common Stock”). The Shares will be held in book entry by the Company’s transfer agent in the name of the Participant for that number of Shares issued to the Participant. The Participant agrees that the Shares shall be subject to the forfeiture provisions set forth in Section 2(b) of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

2. Vesting

(a) The Shares shall vest and become free from the forfeiture provisions in Section 2(b) hereof and become free from the transfer restrictions in Section 4 hereof as set forth below:

[SPECIFY VESTING TERMS]

(b) Except as otherwise provided in this Section 2, the specified Shares shall not vest on the vesting date specified above unless the Participant, on such date, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”) or any successor to the Company (an “Eligible Participant”). In the event the Participant ceases to be an Eligible Participant for any reason or no reason, with or without cause, then any Shares that are not then vested in accordance with Section 2(a) or 2(c) hereof shall be forfeited immediately and automatically to the Company without the payment of any compensation to the Participant and the Participant shall have no further rights with respect to such Shares. The Company shall determine whether the Participant’s service shall be considered terminated in the case of any leave of absence by the Participant, including sick leave, military leave or any other personal leave. Notwithstanding the above, no credit for service shall be provided with respect to the vesting schedule above during any leave of absence unless so provided in any leave of absence agreement or policy applicable to the Participant or as otherwise required by law.

(c) Notwithstanding the foregoing, upon the occurrence of a Change in Control Event (as defined in the Plan), all of the Shares shall vest and become free from the forfeiture provisions in Section 2(b) hereof and become free from the transfer restrictions in Section 4 hereof.

3. Payment of Minimum Withholding Obligation Upon Vesting of Shares Issued to Employee Participants or Upon Section 83(b) Election

Upon any vesting of Shares pursuant to Section 2 hereof, or upon a Participant’s filing of an election under Section 83(b) of the Code (the “Section 83(b) Election”), the Company shall notify the Participant of the minimum statutory withholding obligation with respect to the income recognized by the Participant upon each lapse of the forfeiture provisions or upon the Section 83(b) Election (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income) within 3 business days of the vesting date. The Participant shall satisfy promptly such tax withholding obligation through payroll deduction, direct payment to the Company or as may otherwise be agreed to by the Participant and the Company in writing. The Shares shall be forfeited if the Participant does not pay to the Company, or otherwise make arrangements satisfactory to the Company for the payment of, the amounts necessary to satisfy the Company’s tax withholding obligations by the date such taxes must be remitted to the applicable taxing authorities.

4. Restrictions on Transfer

The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Shares, or any interest therein, until such Shares have vested, except that the Participant may transfer such Shares subject to the prior approval of the Board of Directors, provided that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 4 and the forfeiture provisions contained in Section 2) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with the Plan and except as otherwise provided herein, the securities or other property received by the Participant in connection with such transaction shall remain subject to this Agreement. The Company shall not be required (i) to transfer on its books any of the Shares which have been transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such Shares or to pay dividends to any transferee to whom such Shares have been transferred in violation of any of the provisions of this Agreement.

5. Restrictive Legends

All Shares subject to this Agreement are subject to the following restriction, in addition to any other legends that may be required under federal or state securities laws:

“The shares of stock represented by this certificate or book entry are subject to forfeiture provisions and restrictions on transfer set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

6. Provisions of the Plan

This Agreement is subject to the provisions of the Plan. A copy of the Plan is available at www.inet.opnet.com.

7. Withholding Taxes; Section 83(b) Election

The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the issuance of the Shares to the Participant or the lapse of the forfeiture provisions.

The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and other tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

IF THE PARTICIPANT ELECTS TO FILE A SECTION 83(B) ELECTION UNDER THE CODE WITH RESPECT TO THE ISSUANCE OF THE SHARES, THE PARTICIPANT SHALL PROMPTLY NOTIFY THE COMPANY.

8. Rights as Stockholder

Subject to the provisions of this Agreement, the Participant shall exercise all rights and privileges of a stockholder of the Company with respect to the Shares and shall be deemed to be the holder of the Shares for purposes of receiving any dividends that may be paid with respect to such Shares and for purposes of exercising any voting rights relating to such Shares, even if some or all of the Shares have not yet vested and been released from the forfeiture provisions hereunder.

9. Miscellaneous

(a) No Rights to Employment or Service. The Participant acknowledges and agrees that the vesting of the Shares pursuant to Section 2 hereof is earned only by satisfaction of the performance conditions and continuing service as an employee, officer, director, consultant or adviser at the will of the Company (not through the act of being hired or engaged or being granted the Shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee, officer, director, consultant or adviser for the vesting period, for any period, or at all.

(b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company or the Compensation Committee thereof.

(d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

(e) Notice. Each notice relating to this Agreement shall be in writing and delivered in person or by first class mail, postage prepaid, to the address as hereinafter provided. Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at its offices at 7255 Woodmont Avenue, Bethesda, MD 20814 (Attention: General Counsel). Each notice to the Participant shall be addressed to the Participant at the Participant’s last known address.

(f) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(g) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement.

(h) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

(i) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws. The parties submit to the jurisdiction of the state and federal courts encompassing the location of the Company’s principal offices for the resolution of any disputes, claims or proceedings concerning or arising out of this Agreement or the terms and conditions hereunder.

(j) Interpretation. To the extent permitted by applicable law, the Board may delegate any or all of its powers to one or more committees or subcommittees of the Board (a “Committee”). All references in this Agreement to the “Board” or “Board of Directors” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under this Agreement have been delegated to such Committee. Upon such delegation, the interpretation and construction of any terms or conditions of this Agreement by a Committee shall be final and conclusive.

(k) Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Cooley Godward Kronish LLP has acted as counsel to the Company in connection with the transactions contemplated by the Agreement, and not as counsel for the Participant.

(l) Delivery of Certificates. Subject to Section 3, the Participant may request that the Company deliver the Shares in certificated form with respect to any Shares that have vested and ceased to be subject to forfeiture pursuant to Section 2(b).

(m) No Deferral. Notwithstanding anything herein to the contrary, neither the Company nor the Participant may defer the delivery of the Shares.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

OPNET TECHNOLOGIES, INC.

By:
Name: Marc A. Cohen
Title: Treasurer

PARTICIPANT:

Signature

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Address:

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